Exhibit (m)(3)(b)

                                   SCHEDULE A

                          EATON VANCE MUNICIPALS TRUST
                            CLASS C DISTRIBUTION PLAN
                            Effective: June 16, 2003


Name of Fund Adopting this Plan                 Date of Original Plan (Inception Date)
-------------------------------                 --------------------------------------
Eaton Vance California Municipals Fund          N/A
Eaton Vance National Municipals Fund            November 22, 1993/January 27, 1995 (January 30, 1995)
Eaton Vance New York Municipals Fund            N/A